UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

Lightstone Value Plus REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2021, Lightstone Value Plus REIT II, Inc. (the “Company”) held its annual meeting of stockholders. A total of 9.0 million shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 51.6% of the total number of shares entitled to vote at the meeting.

The matter submitted to the stockholders for a vote was the election of three directors to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualify.

The following table sets forth the results of voting on this matter:

Matter:	Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD
Election of Directors:

David Lichtenstein (Director)	8,330,535	637,112

George R. Whittemore (Independent Director)	8,322,260	645,387

Yehuda “Judah” L. Angster (Independent Director)	8,282,955	684,692

All of the director nominees were elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT II, INC.

Date: December 17, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer